                                                                  EXHIBIT (a)(5)



                         Notice of Guaranteed Delivery

                                      for

                    Tender for 39,259,305 Shares of Common

                                      of

                             GLOBAL CROSSING LTD.

                                      to

                                U S WEST, Inc.

  This Notice of Guaranteed Delivery, or substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Common Stock" or the "Shares") of Global Crossing Ltd., a company formed under the laws of Bermuda (the "Company"), are not immediately available or time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

           By Mail:              Facsimile Transmission:   By Hand or Overnight Courier:
                               (for Eligible Institutions
                                          Only)
                                     (212) 815-6213
 Tender & Exchange Department                              Tender & Exchange Department
        P.O. Box 11248                                          101 Barclay Street
     Church Street Station                                  Receive and Deliver Window
 New York, New York 10286-1248                               New York, New York 10286
                               For Confirmation Telephone:
                                     (212) 815-6173

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to U S WEST, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 21, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


Number of Common Stock:_______ shares

                                          Name(s) of Holder(s):________________

                                          -------------------------------------


                                          Address(es):_________________________

Certificate No(s). (if available):___

                                          -------------------------------------

-------------------------------------

                                          -------------------------------------

-------------------------------------

                                          Area Code and Telephone Number(s):___

If shares of Common Stock will be
tendered by book-entry transfer,
check one box:

                                          -------------------------------------
[_] _________________________________
[_] _________________________________

                                          Signature(s):________________________


                                          -------------------------------------

Account No.:_________________________

                                          -------------------------------------

Date:________________________________

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

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (Not to be used for signature guarantee)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares in proper form for transfer, or, in the case of book-entry delivery of Shares, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the
Letter of Transmittal within, in the case of Shares,          trading days
after the date of execution of this Notice of Guaranteed Delivery.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: _______________________

                                          -------------------------------------
                                                 (Authorized Signature)
Address: ____________________________

                                          Title: ______________________________
-------------------------------------

                                          Name: _______________________________
Area Code and Telephone No.: ________
                                          -------------------------------------
                                                 (Please Print or Type)

                                          Date: _______________________________

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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